EXHIBIT 99.1

BRIGHAM MINERALS, INC.
REPORTS FIRST QUARTER 2020 OPERATING AND FINANCIAL RESULTS

AUSTIN, Texas - (BUSINESS WIRE) - May 13, 2020 - Brigham Minerals, Inc. (NYSE: MNRL) (“Brigham Minerals,” “Brigham,” or the “Company”), a leading mineral and royalty interest acquisition company, today announced operating and financial results for the quarter ended March 31, 2020.

FIRST QUARTER 2020 OPERATIONAL AND FINANCIAL HIGHLIGHTS

•Record daily production volumes of 10,401 Boe/d (72% liquids, 55% oil)
◦Up 8% sequentially from Q4 2019 and up 93% from Q1 2019
◦Permian Basin production volumes up 18% sequentially from Q4 2019 to a record 5,974 Boe/d

•Mineral and royalty revenues totaling $28.4 million
◦Down 14% sequentially from Q4 2019 due to a 20% reduction in realized pricing
◦Up 61% from Q1 2019 due to 93% increase in production volumes

•Net income totaling $8.8 million

•Adjusted EBITDA(1) totaling $25.1 million
◦Down 6% sequentially from Q4 2019 and up 82% from Q1 2019
◦Lease bonus totaling $3.9 million driven by Permian Basin activity
◦Adjusted EBITDA ex Lease Bonus(1) totaling $21.2 million down 19% sequentially from Q4 2019 due to pricing

•Declared Q1 2020 dividend of $0.37 per share of Class A common stock
◦Roughly flat sequentially despite 20% reduction in realized pricing from Q4 2019

•Closed 36 transactions acquiring 1,625 net royalty acres deploying $25.4 million in mineral acquisition capital
◦Reduced mineral acquisition capital by approximately 50% from our average quarterly acquisition rate in response to rapidly changing market volatility and effects of the COVID-19 pandemic and desire to maintain liquidity
◦Anticipate deploying mineral acquisition capital later this year in lower cost environment dependent upon mineral sellers adjusting pricing expectations
◦Deployed 91% of capital to Permian Basin increasing position by 1,275 net royalty acres, or 4% sequentially from Q4 2019

•882 gross (5.7 net) drilled but uncompleted locations (“DUCs”) as of March 31, 2020
◦Converted 248 (28%) gross and 1.9 (33%) net DUCs during Q1 2020
◦Reloaded DUC inventory with 209 gross and 1.6 net organic DUCs, up 16% from 2019 average of 1.4

•$31 million cash balance and undrawn revolver capacity of $180 million as of March 31, 2020
◦Approximately $211 million of liquidity as of March 31, 2020

2020 OPERATIONAL AND FINANCIAL GUIDANCE

•Given that the uncertainty and lower price commodity environment created by both the COVID-19 pandemic and the Saudi Arabia / Russia oil production dispute have caused a lack of clarity regarding operators’ drilling and completion plans as well as potential production curtailments and well shut-ins, the Company is withdrawing its previously provided 2020 Operational and Financial Guidance

EXHIBIT 99.1
RECENT DEVELOPMENTS

•Associated with the Company's late-May redetermination of the borrowing base under its revolving credit facility, the Administrative Agent has indicated a preliminary recommended borrowing base of $135M

•Anticipate achieving general & administrative cash cost savings of $550K, or 15%, per quarter for the remainder of 2020 beginning in Q2
◦Have renegotiated rates with service providers and implemented other cost savings initiatives

(1)Non-GAAP measure. See “Non-GAAP Financial Measures” below.

Ben M. (“Bud”) Brigham, Executive Chairman, commented, “First and foremost, our thoughts and prayers go out to all of those impacted worldwide by COVID-19. While these are extremely challenging times for our Country, I believe we can and will overcome the difficulties facing us quickly and safely given the ingenuity of the American people, and reopen businesses to keep the American people working and employed. The United States energy industry is also facing unprecedented challenges from both the COVID-19 pandemic and the fallout from the Saudi Arabia / Russia production disagreement. However, the cyclicality of the commodity markets is not new to our management team after having weathered both the 2008/2009 financial crisis and the oil market downturn in 2015/2016. I personally believe we are better positioned to survive and thrive during today’s tough market conditions as a result of our cash on hand and no debt, which will allow us to opportunistically consolidate minerals on a very attractive basis at a time when almost all other mineral buyers are idle. Additionally, as we’ve mentioned numerous times, we are not burdened by incremental development capital and do not incur ongoing lease operating expenses. Finally, our focus on the lowest cost and highest rate-of-return resource controlled by a diverse set of high-quality operators has never been more important and should position us for success.”

Robert M. (“Rob”) Roosa, Chief Executive Officer, commented, “Our portfolio continued to perform exceptionally well during the first quarter with production up sequentially 8% to 10,401 boe/d. Our Permian Basin assets continued to drive growth with an 18% sequential increase in volumes to roughly 6,000 boe/d. Another strong quarter of approximately 30% DUC conversions drove our production growth, which was balanced with the continued reloading of our DUC inventory as operators deployed rigs and capital to our minerals position. Given the rapid deterioration in markets that occurred in March, we proactively preserved liquidity by significantly reducing mineral acquisitions. During the first quarter, we closed just $25.4 million in mineral acquisitions, which represents only 50% of our typical quarterly acquisition run-rate and have thus far not executed a purchase agreement in the second quarter. Given the energy industry challenges ahead of us in the second quarter and potentially longer, we believe it to be extremely prudent to remain patient and disciplined on the acquisition front and we are tightening our underwriting criteria and are going to be extremely judicious in deploying capital. We believe there will be consolidation opportunities through the remainder of 2020 and we have the liquidity in place to execute accretive transactions.”

Blake C. Williams, Chief Financial Officer, added, “As a result of strong sequential production growth and the optionality of our portfolio via lease bonuses, we are pleased to announce a dividend of $0.37 per share, which is roughly flat with our Q4 2019 dividend of $0.38 per share despite the 20% reduction in realized prices during the quarter. Our assets, when paired with our well capitalized balance sheet, put us in a position of strength where we can not only capture value for shareholders through acquisitions but also return capital to them during these challenging times. Looking ahead to the remainder of 2020, the challenging macroeconomic environment and the associated impact to the crude oil supply / demand balance has and will place pressure on crude pricing and production and therefore our future revenues, operating cash flows, and our dividends. As we continue to pursue consolidation opportunities during the remainder of the year, we will prudently deploy capital by targeting a net debt to Adjusted EBITDA(1) ratio at or below 1.5 to 2.0 times.”

(1) Non-GAAP measure. See “Non-GAAP Financial Measures” below.

OPERATIONAL UPDATE

Mineral and Royalty Interest Ownership Update

During the first quarter 2020, the Company closed 36 transactions acquiring 1,625 net royalty acres (standardized to a 1/8th royalty interest) deploying $25.4 million in capital to the Permian, SCOOP and Williston Basins. The acquired minerals include 29 gross DUCs (0.1 net DUCs) and 21 gross permits (0.1 net permits). As of March 31, 2020, the Company had acquired roughly 83,275 net royalty acres, across 39 counties in what the Company views as the cores of the Permian Basin in West Texas and New Mexico, the SCOOP/STACK plays in the Anadarko Basin of Oklahoma, the Denver-Julesburg (“DJ”) Basin in Colorado and Wyoming and the Williston Basin in North Dakota.

The table below summarizes the Company’s mineral and royalty interest ownership at the dates indicated.

EXHIBIT 99.1

	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Net Royalty Acres
March 31, 2020	26,550	4,575	11,375	10,700	15,600	7,825	6,650	83,275
December 31, 2019	25,750	4,100	11,100	10,700	15,600	7,750	7,200	82,200
Acres Added (Sold) Q/Q	800	475	275	0	0	75	(550)	1,075
% Added (sold) Q/Q	3%	12%	2%	0%	0%	1%	(8)%	1%

DUC Conversions Updates

The Company saw significant conversion of its DUC inventory during the first quarter with approximately 248 gross (1.9 net) horizontal wells converted to production, which represented 28% of its gross DUC inventory (33% of net DUCs) as of fourth quarter 2019. First quarter conversions of gross and net wells by status are summarized in the table below:

Q1 2020 Wells Converted to Proved Developed Producing
	Gross		Net
DUCs	248	76%	1.9	79%
Permits	2	1%	—	—%
Acquired	76	23%	0.5	21%
Total	326	100%	2.4	100%

Drilling Activity Update

During the first quarter 2020, the Company identified 209 gross (1.6 net) wells spud on its mineral position. In 2019 and 2018, respectively, the Company averaged 219 gross (1.4 net) and 135 gross (1.0 net) wells spud per quarter. Brigham’s gross and net wells spud activity over the past nine quarters is summarized in the table below:

	Q1 18	Q2 18	Q3 18	Q4 18	Q1 19	Q2 19	Q3 19	Q4 19	Q1 20
Gross Wells Spud	82	99	208	150	230	248	214	185	209
Net Wells Spud	0.3	1.1	1.4	1.0	1.2	1.3	1.3	1.7	1.6
Four Quarter Rolling Average Net Wells Spud				1.0	1.2	1.2	1.2	1.4	1.5

DUC and Permit Inventory Update

Given the aforementioned challenges facing the global crude market, the near-term conversion of wells from DUC or permits to proved developed producing may be delayed or deferred relative to historic conversion rates. Brigham’s gross and net DUC and permit inventory as of March 31, 2020 by basin is outlined in the table below:

	Development Inventory by Basin (1)
	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Gross Inventory
DUCs	249	166	120	12	149	155	31	882
Permits	165	108	16	10	215	196	4	714
Net Inventory
DUCs	2.4	0.8	0.7	0.1	1.3	0.4	0.1	5.7
Permits	1.2	0.4	0.1	—	2.3	0.3	—	4.5
(1) Individual amounts may not add to totals due to rounding.

EXHIBIT 99.1
FINANCIAL UPDATE

For the three months ended March 31, 2020, crude oil, natural gas and NGL production volumes, increased 93% to 10,401 Boe/d as compared to the same prior year period, due to 156% increase in Permian Basin volumes and a 58% increase in Anadarko Basin volumes.

The first quarter 2020 average realized prices were $45.61 per barrel of oil, $1.76 per Mcf of natural gas, and $12.07 per barrel of NGL, for a total equivalent price of $29.98 per Boe. This represents a 20% decrease relative to fourth quarter 2019 and is 17% lower than year-ago levels of $36.31 per Boe.

The Company’s net income was $8.8 million for the three months ended March 31, 2020, net of $1.9 million of non-cash share-based compensation expense. Adjusted EBITDA was $25.1 million for the three months ended March 31, 2020, up 82% relative to the same prior-year period. Adjusted EBITDA ex lease bonus was $21.2 million for the three months ended March 31, 2020, up 61% from the prior year. Adjusted EBITDA and Adjusted EBITDA ex lease bonus are non-GAAP financial measures. For a definition of Adjusted EBITDA and Adjusted EBITDA ex lease bonus and a reconciliation to our most directly comparable measure calculated and presented in accordance with GAAP, please read "Non-GAAP Financial Measures” below.

As of March 31, 2020, the Company had a cash balance of $31.0 million and $180.0 million of capacity under its revolving credit facility, providing the Company with total liquidity of $211.0 million. Associated with the Company's borrowing base redetermination that is expected to be finalized in late May 2020, the Administrative Agent has indicated a recommended reduction to $135 million. Pro forma for the reduction in the borrowing base, the Company would have had total liquidity of $166.0 million as of March 31, 2020.

First Quarter 2020 Results

Unaudited Financial and Operational Results	Three Months Ended March 31,
($ in thousands, except per unit of production data)	2020	2019 (1)
Operating Revenues
Oil sales	$23,587	$13,576
Natural gas sales	2,791	2,586
NGL sales	1,996	1,428
Total mineral and royalty revenue	$28,374	$17,590
Lease bonus and other revenue	3,906	675
Total Revenue	$32,280	$18,265
Production
Oil (MBbls)	517	267
Natural Gas (MMcf)	1,584	869
NGLs (MBbls)	165	73
Total Net Production (MBoe)	946	485
Total Net Daily Production (Boe/d)	10,401	5,382
Realized Prices ($/Boe)
Oil ($/Bbl)	$45.61	$50.86
Natural gas ($/Mcf)	1.76	2.98
NGLs ($/Bbl)	12.07	19.65
Average Realized Price excluding Derivatives	$29.98	$36.31
Average Realized Price including Derivatives	$29.98	$36.72
Operating Expenses
Gathering, transporting and marketing	$1,779	$1,114
Severance and ad valorem taxes	1,752	1,379
Depreciation, depletion and amortization	12,826	5,116
General and administrative (excluding share-based compensation)	3,626	1,949

EXHIBIT 99.1

Total Operating Expenses (before share-based compensation)	$19,983	$9,558
General and administrative, share-based compensation	1,884	—
Total Operating Expenses	$21,867	$9,558
Income From Operations	$10,413	$8,707
Loss on derivative instruments	—	(685)
Interest expense, net	(32)	(3,825)
Other income, net	2	29
Income Before Taxes	$10,383	$4,226
Income tax expense	1,582	190
Net Income	$8,801	$4,036
Less: net income attributable to predecessor	—	(3,502)
Less: net income attributable to temporary equity	(4,095)	—
Net income attributable to Brigham Minerals, Inc. Stockholders	$4,706	534

Unit Expenses ($/Boe)
Gathering, transportation and marketing	$1.88	$2.30
Severance and ad valorem taxes	1.85	2.85
Depreciation, depletion and amortization	13.55	10.56
General and administrative (before share-based compensation)	3.83	4.02
General and administrative, share-based compensation	1.99	—
Interest expense, net	0.03	7.90
(1) Reflects combined recast financials

QUARTERLY CASH DIVIDEND

The Company’s Board of Directors (the “Board”) has declared a quarterly cash dividend incorporating results for the first quarter 2020 of $0.37 per share of Class A common stock, to be paid on June 3, 2020 to holders of record as of May 27, 2020. An amount equal to the cash dividend per share will also be set aside for each outstanding RSU and PSU granted under the long-term incentive plan for payment upon the vesting of such awards in accordance with their terms.

Future declarations of dividends are subject to approval by the Board and to the Board’s continuing determination that the declarations of dividends are in the best interests of the Company and its stockholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.

BRIGHAM MINERALS FIRST QUARTER 2020 EARNINGS CONFERENCE CALL
•Thursday, May 14, 2020 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time)
•Pre-register by visiting http://dpregister.com/10142810
•Listen to a live audio webcast of the call by visiting the Company’s website
◦https://investors.brighamminerals.com
•A recording of the webcast will be available on the Company’s website after the call

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA, Adjusted EBITDA ex lease bonus, and Discretionary Cash Flow are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis.
We define Adjusted EBITDA as net income (loss) before depreciation, depletion and amortization, share based compensation expense, interest expense, gain or loss on derivative instruments and income tax expense, less other income and gain or loss on sale of oil and gas properties. We define Adjusted EBITDA ex lease bonus as Adjusted EBITDA further

EXHIBIT 99.1
adjusted to eliminate the impacts of lease bonus revenue we receive due to the unpredictability of timing and magnitude of the revenue. We define Discretionary Cash Flow as Adjusted EBITDA, less cash interest expense and cash taxes.

Adjusted EBITDA, Adjusted EBITDA ex lease bonus, and Discretionary Cash Flow do not represent and should not be considered alternatives to, or more meaningful than, net income, income from operations, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted EBITDA, Adjusted EBITDA ex lease bonus, and Discretionary Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. Our computation of Adjusted EBITDA, Adjusted EBITDA ex lease bonus, and Discretionary Cash Flow may differ from computations of similarly titled measures of other companies.
The following tables present a reconciliation of Adjusted EBITDA, Adjusted EBITDA ex lease bonus, and Discretionary Cash Flow to the most directly comparable GAAP financial measure for the periods indicated.

SUPPLEMENTAL SCHEDULES

Reconciliation of Adjusted EBITDA and Adjusted EBITDA ex Lease Bonus

	Three Months Ended
($ In thousands)	March 31, 2020	December 31, 2019	March 31, 2019 (1)
Net Income	$8,801	$12,346	$4,036
Add:
Loss on extinguishment of debt	—	$(41)	—
Adjusted Net Income	$8,801	$12,305	$4,036
Add:
Depreciation, depletion and amortization	12,826	10,630	5,116
Share-based compensation expense	1,884	1,816	—
Interest expense	32	449	3,825
Loss on derivative instruments, net	—	47	685
Income tax expense	1,582	1,565	190
Less:
Other income, net	2	4	29
Adjusted EBITDA	$25,123	$26,808	$13,823
Less:
Lease bonus revenue	3,906	502	675
Adjusted EBITDA ex Lease Bonus	$21,217	$26,306	$13,148
(1) Reflects combined recast financials

EXHIBIT 99.1

Reconciliation of Discretionary Cash Flow

	Three Months Ended
($ In thousands, except per share amounts)	March 31, 2020	December 31, 2019
Adjusted EBITDA (1)	$25,123	$26,808
Less:
Adjusted EBITDA attributable to non-controlling interest	(10,029)	(10,700)
Adjusted EBITDA attributable to Class A Common Stock	$15,094	$16,108
Less:
Cash interest expense	152	421
Cash taxes	2,036	2,568
Dividend equivalent rights	360	248
Retained cash flow	—	—
Less:
Lease bonus attributable to Class A Common Stock	2,348	300
Discretionary cash flow to Class A Common Stock ex Lease Bonus	$10,198	$12,571
Plus:
Lease bonus attributable to Class A Common Stock	2,348	300
Discretionary cash flow to Class A Common Stock	$12,546	$12,871
Plus:
Cash taxes	2,036	2,568
Discretionary cash flow to Class A Common Stock Pre-Tax	14,582	15,439

Shares of Class A Common Stock	34,174	34,181

Discretionary cash flow per share of Class A Common Stock ex. Lease Bonus	$0.30	$0.37
Discretionary cash flow per share of Class A Common Stock - Dividend	$0.37	$0.38
Discretionary cash flow per share of Class A Common Stock Pre-Tax	$0.43	$0.45
(1) Refer to Reconciliation of Adjusted EBITDA from Net Income above.

EXHIBIT 99.1

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

	March 31,	December 31,
(In thousands, except share amounts)	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$30,979	$51,133
Restricted cash	127	—
Accounts receivable	24,748	30,291
Prepaid expenses and other	2,102	1,688
Total current assets	57,956	83,112
Oil and gas properties, at cost, using the full cost method of accounting:
Unevaluated property	305,642	291,664
Evaluated property	462,019	449,061
Less accumulated depreciation, depletion, and amortization	(74,915)	(61,103)
Total oil and gas properties, net	692,746	679,622
Other property and equipment	5,282	5,095
Less accumulated depreciation	(4,281)	(3,703)
Other property and equipment, net	1,001	1,392
Deferred tax asset	16,585	18,823
Other assets, net	1,294	1,213
Total assets	$769,582	$784,162

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$7,976	$11,533
Total current liabilities	7,976	11,533
Long-term bank debt	—	—
Other non-current liabilities	1,154	803
Temporary equity	240,819	454,507
Shareholders' equity:
Preferred stock, $0.01 par value; 50,000,000 authorized; no shares issued and outstanding at March 31, 2020 and December 31, 2019	—	—
Class A common stock, $0.01 par value; 400,000,000 authorized, 34,173,819 shares issued and outstanding at March 31, 2020; 400,000,000 authorized, 34,040,934 issued and outstanding at December 31, 2019	342	340
Class B common stock, $0.01 par value; 150,000,000 authorized, 22,706,711 shares issued and outstanding at March 31, 2020; 150,000,000 authorized, 22,847,045 shares issued and outstanding at December 31, 2019	—	—
Additional paid-in Capital	534,725	323,578
Accumulated deficit	(15,434)	(6,599)
Total shareholders' equity attributable to Brigham Minerals Inc.	519,633	317,319
Total liabilities and shareholders' equity	$769,582	$784,162

EXHIBIT 99.1

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

	Three Months Ended March 31,
(In thousands, except per share data)	2020	2019 (1)
REVENUES
Mineral and royalty revenues	$28,374	$17,590
Lease bonus and other revenues	3,906	675
Total revenues	32,280	18,265
OPERATING EXPENSES
Gathering, transportation and marketing	1,779	1,114
Severance and ad valorem taxes	1,752	1,379
Depreciation, depletion and amortization	12,826	5,116
General and administrative (excluding share-based compensation)	3,626	1,949
Total operating expenses (excluding share-based compensation)	19,983	9,558
General and administrative, share-based compensation	1,884	—
Total operating expenses	21,867	9,558
NET INCOME FROM OPERATIONS	10,413	8,707
Loss on derivative instruments, net	—	(685)
Interest expense, net	(32)	(3,825)
Other income, net	2	29
Income before income taxes	10,383	4,226
Income tax expense	1,582	190
NET INCOME	$8,801	$4,036
Less: net income attributable to Predecessor	—	(3,502)
Less: net income attributable to temporary equity	(4,095)	—
Net income attributable to Brigham Minerals, Inc. shareholders	$4,706	$534

NET INCOME PER COMMON SHARE
Basic	$0.14	$—
Diluted	$0.14	$—
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	33,979	—
Diluted	33,979	—
(1) Reflects combined recast financials

EXHIBIT 99.1

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS

	Three Months Ended March 31,
(In thousands)	2020	2019 (1)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,801	$4,036
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	12,826	5,116
Share-based compensation expense	1,884	—
Amortization of debt issuance costs	98	190
Deferred income taxes	2,440	140
Loss on derivative instruments, net	—	685
Net cash received for derivative settlements	—	198
Bad debt expense	244	—
Changes in operating assets and liabilities:
Decrease in accounts receivable	5,298	1,115
(Increase) in other current assets	(414)	(1,555)
Decrease in other deferred charges	2	—
(Decrease)/Increase in accounts payable and accrued liabilities	(3,720)	114
Decrease in other long-term liabilities	(309)	—
Net cash provided by operating activities	$27,150	$10,039
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to oil and gas properties	(25,260)	(42,686)
Additions to other fixed assets	(187)	(48)
Proceeds from sale of oil and gas properties, net	1,565	—
Net cash used in investing activities	$(23,882)	$(42,734)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowing of long-term debt	—	10,000
Dividends paid	(12,969)	—
Distribution to holders of temporary equity	(10,145)	—
Debt issuance costs	(181)	—
Net cash (used in) provided by financing activities	$(23,295)	$10,000
Decrease in cash and cash equivalents and restricted cash	(20,027)	(22,695)
Cash and cash equivalents and restricted cash, beginning of period	51,133	32,458
Cash and cash equivalents and restricted cash, end of period	$31,106	$9,763
Supplemental disclosure of non-cash activity:
Accrued capital expenditures	$220	$72
Capitalized share-based compensation cost	$1,518	$—
Temporary equity cumulative adjustment to carrying value	$(206,017)	$—
(1) Reflects combined recast financials

EXHIBIT 99.1

ABOUT BRIGHAM MINERALS, INC.

Brigham Minerals is an Austin, Texas, based company that acquires and actively manages a portfolio of mineral and royalty interests in the core of some of the most active, highly economic, liquids-rich resource basins across the continental United States. Brigham Minerals’ assets are located in the Permian Basin in Texas and New Mexico, the SCOOP and STACK plays in the Anadarko Basin of Oklahoma, the DJ Basin in Colorado and Wyoming, and the Williston Basin in North Dakota. The Company’s primary business objective is to maximize risk-adjusted total return to its shareholders by both capturing organic growth in its existing assets as well as leveraging its highly experienced technical evaluation team to continue acquiring minerals.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s minerals acquisition capital budget and other guidance including within this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, downturns in operator activity due to commodity price fluctuations, the Company’s ability to integrate acquisitions into its existing business, changes in oil, natural gas and NGL prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, operational factors affecting the commencement or maintenance of producing wells on the Company’s properties, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation and storage facilities, uncertainties regarding environmental regulations or litigation, global or national health events, including the ongoing spread and economic effects of COVID-19, potential future pandemics, the actions of the Organization of Petroleum Exporting Countries and other significant producers and governments and the ability of such producers to agree to and maintain oil price and production controls and other legal or regulatory developments affecting the Company’s business and other important factors. These and other applicable uncertainties, factors and risks are described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law.

Contacts
At the Company:
Brigham Minerals, Inc.
Blake C. Williams
Chief Financial Officer
(512) 220-6350

Or

For Investor and Media Inquiries:
Lincoln Churchill Advisors
Julie D. Baughman
(512) 220-1500
InvestorRelations@brighamminerals.com
SOURCE Brigham Minerals, Inc.